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/ / NEW
/ / CHANGE
/ / STOP                                                                 [LOGO]        MINNESOTA STATE DEFERRED COMPENSATION PLAN
/ / ONE-TIME                                                                                      APPLICATION FOR SALARY DEFERRAL
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1. NAME (PRINT LAST, FIRST, INITIAL)                  2. SOCIAL SECURITY NO.     3. DATE OF BIRTH       4. SEX
                                                                                                           / / Male  / / Female
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5. STREET ADDRESS   / / ADDRESS CHANGE                          6. CITY                  7. STATE            8. ZIP CODE

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9. EMPLOYER                    DEPT./DIV.      TELEPHONE        10. PAYROLL CYCLE (Check one)
                                                                    / / Monthly       / / Bi-Weekly
                                                                    / / Semi-monthly  / / Weekly      / / Other______________
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11. INVESTMENT AMOUNT
    Specify the whole dollar amount to be deferred from your salary each pay period to each of the following product providers.
    The amount cannot be less than $10.00 per product provider selected. Amounts listed below totally replace previous selections.

--------------------               --------------------                --------------------                --------------------
$                .00        +      $                .00       +        $                .00        =       $                .00
--------------------               --------------------                --------------------                --------------------
SUPPLEMENTAL INVESTMENT            MINNESOTA MUTUAL                    GREAT-WEST                          GRAND TOTAL
FUND MANAGED BY THE                                                    FUTURE FUNDS II                     PER PAY PERIOD
STATE INVESTMENT BOARD

12. INVESTMENT SELECTION
    The amounts deferred are to be invested in the following percentages. Use only whole numbers. The percentages must total 100%
    per product provider. Changes affect only future investments.

SUPPLEMENTAL INVESTMENT              MINNESOTA MUTUAL                      GREAT-WEST
FUND MANAGED BY THE                                                        FUTURE FUNDS II
STATE INVESTMENT BOARD               Use whole numbers                     Use whole numbers
                                                  % Minnesota Mutual                    % 36 Month
Use whole numbers                    -------------- General Account        -------------- Guaranteed Certificate Fund
             % Fixed
-------------- Interest Acct.                     % MIMLIC                              % 84 Month
                                     -------------- Money Market           -------------- Guaranteed Certificate Fund

             % Money Market Acct.                 % Vanguard                            % Great-West
--------------                       -------------- Long Term Corporate    -------------- Money Market Portfolio

             % Bond Market Acct.                  % Vanguard                            % Voyageur U.S.
--------------                       -------------- Wellington             -------------- Government Securities

             % Income Share Acct.                 % MIMLIC                              % Fidelity Adviser
--------------                       -------------- Index 500              -------------- Income and Growth

             % Common Stock                       % Fidelity                            % Vista Growth
-------------- Index Account         -------------- Contrafund             -------------- and Income

             % Growth Share Acct.                 % Scudder                             % Great-West Growth
--------------                       -------------- International          -------------- Fund I (Janus)

             % International Acct.                % Janus Twenty                        % Twentieth Century
--------------                       --------------                        -------------- Ultra Investors
--------------                       --------------
          100% TOTAL*                          100% TOTAL*                              % Great-West & International
--------------                       --------------                        -------------- Equity (Templeton)
                                                                           --------------
                                                                                     100% TOTAL*
*See Memo of Understanding - Items 6 & 7.                                  --------------

13. CURRENT ANNUAL SALARY
    Needed to confirm Deferred Compensation does not exceed annual maximum as stated on reverse side (see item #3)  $
                                                                                                                    -------------
                                                                                                                    ANNUAL SALARY

14. CATCH UP PROVISION - (SEE ITEM #3 ON REVERSE SIDE)
    This deferred amount utilizes the catch up provision for three consecutive years beginning January __ and ending December __.

15. BENEFICIARY
    Unless you designate otherwise, your Deferred Compensation beneficiary will be your surviving spouse, or if none, your estate. Your last beneficiary designation on file will be in effect unless you elect to designate a new beneficiary or a beneficiary other than your surviving spouse. To designate a new beneficiary, complete a Minnesota State Deferred
    Compensation Plan Beneficiary form.

16. REQUIRED SIGNATURES (SEE REVERSE SIDE)

I HAVE READ AND ACKNOWLEDGE THE ABOVE PROVISIONS AND THOSE CONTAINED ON THE REVERSE SIDE OF THIS FORM.
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SIGNATURE OF PARTICIPANT                                        DATE
X                                                               X
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     FOR INTERNAL USE ONLY             TAX I.D. NUMBER          GROUP POLICY #
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COMPANY  DATE REC'D  DATE PROCESSED
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                                       DEPARTMENT/DIVISION      P.P. END DATE
                                                                                                            EFFECTIVE PAY
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PLAN REPRESENTATIVE'S SIGNATURE                  EMPLOYER SIGNATURE                                  ----------------------------

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MSRS 240 Rev. 12-95

RETURN TO YOUR SERVICE REPRESENTATIVE:
National Benefits, Inc.                OR    Ochs Services, Inc.            The Prospectuses for the Minnesota Mutual
300 Prairie Center Drive, Suite 310          85 E. 7th Place, Suite 285     Separate Account and the Fund have a Statement
Eden Prairie, MN 55344                       St. Paul, MN 55101             of Additional Information. The Supplemental Fund
(612) 941-0800                               (612) 223-4300                 and Great-West Fund also have additional information.
1-800-732-1200                               1-800-825-6247                 Would you like a copy of the additional information
                                                                            for the funds you have selected:  / / Yes  / / No
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                          MINNESOTA STATE DEFERRED
                              COMPENSATION PLAN

                            MEMO OF UNDERSTANDING

1. I understand that payment from my Deferred Compensation Plan account cannot begin until termination of employment except for an approved unforeseeable emergency which the IRS regulations define as major unreimbursed expenses from illness or accident, impending personal bankruptcy, disability or major property loss. Participants are expected to utilize liquid savings to cover other emergencies. Deferred Compensation Plan payments are subject to taxation as ordinary income in the year received.

2. I understand that IRS regulations require a distribution date to be established by January 31st following the calendar year employment is terminated.

3. My total annual Deferred Compensation is subject to contribution limitations in accordance with Section 457 of the Internal Revenue Service code. The maximum deferral is 25 percent of gross taxable compensation, not to exceed $7,500 per year. The maximum is reduced by any contribution to a Tax Sheltered Annuity Plan, IRS Code 403(b). A special catch-up provision may allow deferral of up to $15,000 per year for three (3) calendar years prior to normal retirement age. Contact your service representative for additional details. Note that any employer contributions and annual leave deferrals are included in determining the annual maximum.

4. I have received a brochure detailing the general features, investment options and transferability of the three product providers as well as a prospectus or detailed investment option description of the company selected. I am aware of all adminstrative costs of each investment option as outlined in the Plan materials.

5. I understand that this agreement shall be effective not earlier than the first pay date the month following receipt of this completed application and shall continue in effect until modified or terminated in accordance with the Deferred Compensation Rules.

6. I understand that payments and values provided by a variable annuity contract or mutual funds may be variable and are not guaranteed as to dollar amount. The employer, product provider and administrator are not responsible for a decline in value due to investment results.

7. I understand that payments and values provided by a fixed annuity contract are not guaranteed and are backed only by the financial strength of the product provider.




     The Minnesota State Deferred Compensation Plan is administered by the Minnesota State Retirement System, 3rd Floor Minnesota State Bank Bldg., 175 West Lafayette Frontage Road South at Plato, St. Paul, MN 55107-1425.
     Telephone: (612) 296-2761; Toll Free: 1-800-657-5757, FAX: (612) 297-5238.

     Your social security number and other requested information on this authorization is private data. The data will be used to determine your eligibility and to process your payroll deductions for the Minnesota Public Employees' Deferred Compensation Plan. You are not legally required to supply this data. However, because the payroll system is based on social security numbers, we will not be able to process your payroll deduction without it. The data may be supplied to the Minnesota State Retirement System, The Minnesota Mutual Life Insurance Company, Great-West Life Assurance Company, your employing agency, the Department of Finance and Employee Relations, and federal and state tax officials, for payroll and tax purposes.